THIRD AMENDMENT TO THE
AARON’S, INC. EMPLOYEES RETIREMENT PLAN

THIS AMENDMENT to the Aaron’s, Inc. Employees Retirement Plan (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).
W I T N E S S E T H :
WHEREAS, Aaron’s, Inc. maintains the Plan for the benefit of eligible employees; and
WHEREAS, the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and
WHEREAS, the Administrative Committee wishes to amend the Plan to reflect changes resulting from new laws related to hardship distributions;
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2020:

1.	Section 9.2(c) of the Plan is amended to read as follows:
(c)    Necessary to Satisfy a Financial Need. In order for a withdrawal to be considered as necessary to satisfy an immediate and heavy financial need of a Participant, the following requirements must be met: (i) prior to receiving a withdrawal hereunder, the Participant will be required to obtain all distributions, other than hardship withdrawals, and all nontaxable loans available under all plans maintained by the Controlling Company and its Affiliates; (ii) the Participant must represent (in writing, by an electronic medium, or in any other form permitted by applicable Treasury guidance) that he has insufficient cash or other liquid assets to satisfy the need; and (iii) the hardship withdrawal will not exceed the amount of the Participant’s immediate and heavy financial need; provided, the amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.

2.	Except as provided herein, the Plan will remain in full force and effect.
IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

By:      /s/ John H. Karr

Name:     John H. Karr

Date:    August 23, 2019